Contact:
Bruce Widener, CEO
502-657-3507
investors@askbeacon.com

Porter, LeVay & Rose, Inc.
Marlon Nurse, V.P. – Investor Relations
212-564-4700

Halliburton Investor Relations
Geralyn DeBusk, President, or Hala
Elsherbini, COO
972-458-8000

Jerry L. Bowman Promoted to President and COO of Beacon Enterprise Solutions

LOUISVILLE, KY, January 19, 2011 — Beacon Enterprise Solutions Group, Inc. (OTC BB:  BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (ITS), today announces Chief Operating Officer Jerry L. Bowman has been promoted to the position of President and COO.

Mr. Bowman, age 52, joined Beacon in September 2009 as Senior Vice President of Global Services and was promoted to Chief Operating Officer in April 2010.  In the year and a half since joining Beacon, Mr. Bowman has been focused on building Beacon into a global provider of ITS infrastructure solutions by increasing sales and support with both existing and new clients.  These changes have positioned Beacon for continued organic growth and scalability.

“Jerry Bowman’s promotion to President is well deserved.  As a respected ITS industry leader for over 20 years, he has brought an impressive amount of expertise and knowledge to Beacon,” said Bruce Widener, CEO of Beacon.  “Jerry has been instrumental in realigning our operations and sales organizations to focus on our four core professional services disciplines which provide the highest gross margin.  This realignment has positioned Beacon to effectively address our primary vertical markets and realize the vast opportunities that exist within the strategic marketing relationships established with outside plant, global integrators and Smart Enterprise partners.  Further, Jerry’s efforts and thought leadership have been the catalyst in refining and refocusing Beacon’s business plan.”

“I am proud to be given this additional responsibility with Beacon,” stated Jerry Bowman.  “We have spent the last 18 months refining the business strategy and focusing the Operations team on our core capabilities and capacity-related structure. Including Sales and Global Account Management on my team will serve to further align solution development, client expectation and service delivery.  This move also complements the teaming and marketing agreements we’ve put in place over the last 18 months.  Our Sales Division, led by Mark Gervasoni, is focused to identify and integrate global partners and marquee clients resulting in solutions for our existing and new vertical markets.  This new responsibility when combined with the strategic realignments we’ve announced over the last 18 months, position Beacon to reach and exceed our revenue and margin targets.”

Mr. Bowman has served as a member of a number of industry associations and work groups, and has been a featured speaker and thought leader for various industry publications and organizations.  He serves as the President-Elect of BICSI (Tampa, FL), an educational, credentialing organization and standards body supporting the ITS industry. He has served on the Board of Directors of BICSI for 5 years, and as the Chair of various committees and subcommittees.

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions.  Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management.  Beacon is headquartered in Louisville, Kentucky, with a regional headquarters in Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan.  Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results.  The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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